CUSIP No. 62458M108	Page 9 of 9 Pages
EXHIBIT A
JOINT FILING AGREEMENT
          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Move, Inc. is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 8, 2007	TCS Capital Investments, L.P.

	By:	TCS Capital GP, LLC, general partner
	By:	/s/ Eric Semler

	Name:	Eric Semler
	Title:	Managing Member

TCS CAPITAL GP, LLC

	By:	/s/ Eric Semler

	Name:	Eric Semler
	Title:	Managing Member

ERIC SEMLER

	By:	/s/ Eric Semler